IPA Estimates SkyWay Communications Holding Corp. Potential Future Value could be in excess of $500 Million

CLEARWATER, Fla --(BUSINESS WIRE)--November 30, 2004--SkyWay Communications
Holding Corp. ("SkyWay") announced today receipt of a Preliminary Indication of
Value (PIV) Report prepared by IPA Advisory & Intermediary Services, LLC, ("IPA
A&I) a related company to International Profit Associates, Inc., the largest privately held business development company for small and medium size businesses in North America. The Report, which was commissioned by the dupont Investment
Fund as part of their Funding Agreement with SkyWay Communications Holding
Corp., estimated as of July 31, 2004 the potential future valuation of 100 percent of the equity of SkyWay (SWYC) to be in excess of $500 million pending the company meeting its pro forma projections.

The valuation process included an overview of the Company and the environment in which it operates, an analysis of the Company's financial statements, a discussion of the valuation methods, calculations and information that was reviewed and analyzed; and support for the conclusions that were reached in arriving at the future value estimate for SkyWay.

The Report indicated a potential future value in excess of $500 million could be achieved assuming the successful execution of required funding and achievement of performance of Milestone II related to SkyWay's business plan. According to
Brent Kovar, President of SkyWay, "We are well on our way to achieving Milestone
II. It is also important to understand that our current market cap of
$54,900,000, based on current outstanding common shares, as of November 29, 2004 does not reflect the true potential of SkyWay, which is prepared for explosive growth in 2005 and beyond. We believe IPA A&I's independent third-party valuation represents a more realistic estimate of value than the current market price of our stock, and should position SkyWay to obtain a better standing with the investment community and attract additional long-term funding." Jim Kent,
CEO of SkyWay noted, "We are very pleased with the findings in this independent valuation report. We believe SkyWay's value is more accurately derived based on fundamentals rather than supply and demand at any given time, which is often the case for stocks traded on OTCBB."

About SkyWay Communications

SkyWay Communications Holding Corporation (SkyWay Aircraft) is a Clearwater,
Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment services. SkyWay is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, SkyWay intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. SkyWay intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics

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with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

About International Profit Associates

International Profit Associates (IPA-IBA) provides consulting services to businesses throughout the United States and Canada and is one of the world's leading full-service management consulting and business development firms. They analyze financial, operational and sales functions of business to identify strengths and deficiencies and provide recommendations for improvement.
International Profit Associates (IPA-IBA) and its alliance partners has helped more than 100,000 small and medium-size businesses maintain positive cash flow, control costs and accelerate profitable growth, allowing entrepreneurs and managers to make the most of their work and their lives. International Profit
Associates (IPA-IBA) has 1800 full-time employees. In October 2004, Crain's
Chicago Business ranked International Profit Associates as the 8th largest management consulting company in Chicago and in June of 2004, Consultants News ranked International Profit Associates as the 56th largest consulting firm in the world.

Information contained in this news release, other than historical information, should be considered forward-looking. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities
Exchange Act of 1934, as amended. Forward-looking statements include statements preceded by, followed by or that include such words as "expects," "will,"
"anticipates," "estimates," "believes," "plans," or the negative thereof, or variations thereon, or comparable terminology, or statements indicating certain actions "may," "might," "could," "should," or "would" occur.

Forward-looking statements are not guarantees or assurances of future performance and are subject to various known and unknown risk factors and uncertainties, many of which are beyond the Company's ability to control.
Therefore, actual results may differ materially from such forward-looking statements. Known and anticipated factors that could cause results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Reports on Form 10-KSB, in the Quarterly Reports on Form
10-QSB, and other SkyWay filings with the Securities and Exchange Commission.
Although SkyWay believes the expectations in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements are based upon a number of assumptions and estimates that, while presented with numerical specificity, are subject to significant business, economic, and competitive risks, uncertainties, contingencies, and assumptions with respect to future business decisions which are subject to change. SkyWay assumes no obligation to publicly update or revise any forward-looking statements even if experience or future changes make it clear any projected results (express or implied) will not be realized. Investors are cautioned not to place undue reliance on the forward-looking statements, verify all claims, conduct their own due diligence, and form their own conclusions prior to taking any action.

Investor Relations Contacts:

Ed Sasso or Dave Gentry
Aurelius Consulting Group, Inc.
(407) 644-4256 x 107
(800) 644-6297
Ed@Aurcg.com
http://www.runonideas.com

Steve Klein
Skyway Communications Holding Corp.
(727)535-8211 ext. 2480
sklein@swyc.us
www.skywayaircraftsecurity.com